10.1

COMMERCIAL LEASE

1.

PARTIES. This lease is made between Jim & Betty Wade, herein called “LESSOR” and “Tootie Pie Company, Inc., a Nevada Corporation, herein called “LESSEE.”

2.

DEMISED PREMISES. The building and adjacent property including the front parking lot and truck access owned by Lessor and located at 129 Industrial Drive, Kendall County, Texas and as further described on Exhibit “A”.

3.

TERM. The term of this lease shall be for 36 Months commencing on 1 September 2005.

4.

RENT. Lessee shall pay to Lessor as monthly rent $2700.00 for the first 12 months. Effective 1 September 2006 the rent will increase to $2850.00 for next 12 months and will increase to $3000 for the remainder of the lease. Rent received after the 1st of the month shall be deemed delinquent. If the Lessor does not receive rent by the 1st of the month the Lessee shall pay a late penalty of 10% of the base rental amount. Lessee shall pay $25.00 for each check returned and the rent will be deemed delinquent.

5.

SECURITY DEPOSIT. A $3000.00 refundable security deposit will be paid by Lessee at the signing of the Lease. The first month’s rent in the amount of $2700.00 will be paid by Lessee after Lessor has completely vacated the DEMISED PREMISES. The refundable security deposit will be held by Lessor during the term of the Lease and applied to cure any non-payment of rent, or damage to the DEMISED PREMISES. The balance of the deposit will be returned to Lessee, no later than thirty days subsequent to the termination of the Lease.

6.

LEASE EXTENSIONS. Lessee shall be entitled to renew this lease for two 12-month periods by providing the Lessor 6 months notice. Such renewal shall be upon the same terms and conditions as contained herein including rent of $3000.00 per month. If Lessee holds over and continues in possession of the Demised Premises after expiration of the term of the Lease if not renewed or the renewal term if renewed, Lessee will be deemed to be occupying the Demised Premises on the basis of a month-to-month tenancy subject to all of the terms and conditions of this lease.

7.

REAL PROPERTY TAXES. Lessee shall pay all real property taxes attributed to the Demised Premises, with such taxes to be prorated for the months in which Lessee occupies the premises. The estimated Taxes will be paid each month in addition to the basic rent.

8.

INSURANCE. Lessee, at its own expense, shall maintain public liability insurance, including bodily injury and property damage, insuring Lessee and Lessor. Lessor will provide and maintain fire and extended insurance on the premises but will be reimbursed for the cost of such insurance as a monthly payment in addition to the basic rent.

9.

ITEMS TO BE PROVIDED BY LESSOR: Lessor shall provide, at no additional charge to Lessee, office furnishings in the configuration desired by the Lessee from within the existing stock of Lessor. Lessor shall also provide, at no additional charge to Lessee, use of the existing telephone system during the term of the Lease and any extensions hereof.

10.

USE. Lessee shall use and occupy the premises for the storage, creation, baking, packing and shipping of baked goods and food products. The premises shall be used for no other purpose unless agreed to in writing.

11.

CARE AND MAINTENANCE OF PREMISES. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required inside. The Lessor will be responsible for the exterior walls, roof, foundation and structure excluding glass. The lessor will warrant the outside air conditioning compressor for 90 days. After that it is the responsibility of the Lessee. Lessee agrees to maintain premises in a neat, clean and respectable condition, including the removal of garbage and refuse from premises.

12.

ORDINANCES AND STATUTES. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises occasioned by or affecting the use thereof by Lessee. This Lease is contingent upon Lessee obtaining and retaining all necessary licenses and permits affecting Lessee’s use of the premises.

13.

ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this Lease.

14.

UTILITIES. All applications and connections for the necessary utility services on the premises shall be made in the name of the Lessee only and Lessee shall be solely liable for utility charges as they become due, including those for water, sewer, gas and electricity.

15.

QUIET ENJOYMENT. Lessor covenants and agrees that at all times during the term of the Lease and any extension thereof, Lessee’s quiet and peaceable enjoyment of the Demised Premises shall not be disturbed or interfered with by Lessor, its agents or any person claiming through Lessor. Lessor shall have the right to enter the Demised Premises at reasonable hours after reasonable notice to Lessee, to inspect or make repairs to the Demised Premises or to show the Demised Premise for rent or sale. Lessor shall also have the right, during the term of the Lease and any extensions hereof, to access the property for parking and storage of vehicles and other goods on that portion of the property described on Exhibit “B”, provided that all such items stored by Lessor shall be maintained in a neat and orderly manner and will not interfere in any manner whatsoever with Lessees’ use and enjoyment of the DEMISED PREMISES. No “for rent” or “for sale” or similar signs shall be posted on the Demised Premises by Lessor, except within ninety (90) days of the expiration of the Lease.

16.

POSSESSION. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this Lease if possession is not delivered within thirty (30) days of the commencement of the term herein, in which event Lessee shall receive full refund of rent previously delivered to Lessor in connection with the Lease.

17.

INDEMNIFICATION OF LESSOR. Lessor shall not be liable for any damage or injury to Lessee, or any other persons, or to any property, occurring on the Demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, unless caused by Lessor negligence.

18.

EMINENT DOMAIN. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee’s use of the premises, shall be taken by eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

19.

DESTRUCTION OF PREMISES. In the event of partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this Lease, except that Lessee shall be entitled to proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, in his opinion, may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid; and, in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this Lease may be terminated at the option of either party. In the event that the building in which the Demised premises may be situated is destroyed to an extent of not less than one-third of replacement costs thereof, Lessor may elect to terminate this Lease whether the Demised Premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

20.

LESSOR’S REMEDIES ON DEFAULT. If Lessee defaults in the payment of rent or defaults in the performance of any of the other covenants or conditions herein, Lessor may give Lessee notice of such default and, if Lessee does not cure any such default within thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default, then Lessor may terminate this Lease on not less than thirty (30) days notice to Lessee. On the date specified in such notice, the term of this Lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as provided herein. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

21.

ALTERATIONS OR IMPROVEMENTS. Lessee shall be entitled to make any alterations, additions, or improvements to the Demised Premises with the prior written consent of the Lessor.

22.

TRADE FIXTURES. Lessee has the right at all times to erect or install shelves, bins, machinery, equipment, of other trade fixtures, in, on, or about the Demised Premises, provided that Lessee complies with all applicable governmental laws, ordinances, and regulations regarding such fixtures. Lessee has the right to remove all trade fixtures at the termination of this lease, provided Lessee is not in default under the lease and that the fixtures can be removed without structural damage to the building. Lessee must repair any damage to the Demised Premises caused by removal of trade fixtures, and all such repairs must be completed prior to the termination of the lease. Any trade fixtures that have not been removed by Lessee at the termination of this lease or any holdover by Lessee shall be deemed abandoned by the Lessee and shall automatically become the property of the Lessor. In the event any trade fixture installed by Lessee is abandoned at the termination of the lease or any holdover by Lessee, Lessee must pay Lessor any reasonable expense actually incurred by Lessor to remove the fixture from the premises, less the fair market value of the fixture once removed, provided the fixture is removed prior to the entrance of any subsequent tenant onto the premises or use of the trade fixtures by Lessor.

23.

SIGNS. Lessee shall have the right to erect signs on any portion of the Demised Premises, including, but not limited to, the exterior walls of the premises, subject to applicable laws, ordinances, and regulations. Lessee must remove all signs at the termination of this lease or any holdover by Lessee and repair any damage resulting from the erection or removal of the signs.

24.

WAIVER OF SUBROGATION. Lessor and Lessee each hereby waive and release all claims, rights of recovery and causes of action that either party (or any party claiming by, through or under such party directly or by subrogation, or otherwise), may now have or hereafter have against the other party (or any of the other party’s directors, officers, employees or agents) for any loss or damage that amy occur to the Demised Premises or the contents of the Demised Premises occurring by reason of fire or other casualty or resulting from the acts or omissions of the other party or any other tenant or occupant of the Demised Premises or resulting from any other cause, including, without limitation, the negligence of the other party or the negligence of any other occupant of the Demised Premises (or such parties’ agents, employees, contractors, customers or invitees) or the negligence of the other party’s directors, officers, employees or agents. The waiver set forth in this section shall preclude all rights of recovery of third parties by way of subrogation, assignment, or otherwise. Lessor and Lessee each agree to cause his respective insurer to endorse all applicable policies waiving the carrier’s right of subrogation otherwise in accordance with the provisions hereof and provide a certificate of insurance verifying same.

25.

NOTICES AND ADDRESSES. All notices required under this lease must be given by certified mail or registered mail, post paid and return receipt requested, addressed to the proper party, at the addresses set out on the signature page of this Lease. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, on the date it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. Either party may change the address to which notices are to be sent by giving the other party notice of a new address in the manner provided in this section.

26.

PARTIES BOUND. This Agreement shall be binding upon, and insure to the benefit of, the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

27.

TEXAS LAW TO APPLY. This Agreement shall be constructed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this lease are performable in Kendall County, Texas and venue for the enforcement thereof shall lie in Kendall County, Texas.

28.

LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this agreement shall for any reason be held by court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegally, of unenforceability shall not affect any other provision of the agreement, and this agreement shall be constructed as if the invalid, illegal, or unenforceable provision had never been included in the agreement.

29.

PRIOR AGREEMENTS SUPERCEDED. This agreement constitutes the sole and only agreement of the parties to the agreement and supercedes any prior understandings or written or oral agreements between the parties to this agreement.

30.

AMENDMENT. No amendment, modification, or alteration of the terms of this agreement shall be binding unless it is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

31.

RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this lease agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive that party’s right to use any or all other remedies. The rights and remedies provided in this lease are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

32.

ATTORNEY’S FEES AND COSTS. If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce his rights under this lease, then the breaching or defaulting party agrees to pay the other party the reasonable attorney’s fees and costs incurred to enforce the lease.

33.

FORCE MAJEURE. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part prevent or overcome.

34.

HAZARDOUS WASTE. To the best knowledge of Lessor, no Hazardous Waste has been generated, stored or treated on the Demised Premises and to the best knowledge of the Lessor, no Hazardous Waste has ever been, is being, nor does Lessor intend for such to be, or is threatened by Lessor to be spilled, released, discharged, placed or otherwise caused to be found in the soil or water in under or upon the Demised Premises during Lessor’s ownership of the Demised Premises. Lessor is not aware of the existence of any or the events or circumstances which would place Lessor in a position of noncompliance as pertains to the regulation of underground storage tanks, whether occurring or existing prior to Lessor’s ownership of the Demised Premises and therefore, represents, to the best knowledge of the Lessor, that no such event of noncompliance or circumstance has occurred or existed. Also, Lessor is not aware of the existence of any of the events or circumstances described above occurring or existing prior to Lessor’s ownership of the Demised Premises and therefore, represents, to the best knowledge of the Lessor that no such event or circumstance has occurred or existed. Any hazardous waste created as a result of the Lessees occupancy of the premises shall be the sole responsibility of the Lessee. All clean up, fines, penalties, etc. shall be paid for by the Lessee.

Lessee:

Tootie Pie Company, Inc.

Attn: Don L. Merrill, Jr.

24165 I.H. 10 West, Suite 217, PMB240

San Antonio, Texas 78257

Executed by Lessee this 18th day of July, 2005.

By:  /s/ Don L. Merrill, Jr.

       Don L. Merrill, Jr., President

       Tootie Pie Company, Inc.

Lessor:

Jim & Betty Wade

8633 Willow Wind

Fair Oaks Ranch, TX 78015

Executed by Lessor this 20 day of July, 2005

By:  /s/ Jim Wade

      Jim Wade